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                                EXHIBIT 5

                 Consent of Overton, Babiarz & Sykes, P.C





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                         OVERTON, BABIARZ & SYKES, P.C.
                             ATTORNEYS AT LAW

                            DENVER TECH CENTER
                  7720 EAST BELLEVIEW AVENUE, SUITE 200
                        ENGLEWOOD, COLORADO 80111

                              (303) 779-5900
                         Facsimile (303) 779-6006



                                                           DAVID J. BABIARZ

                              April 30, 1999



     Wallstreet Racing Stables, Inc.
     5525 Erindale Drive, Suite 201
     Colorado Springs, Colorado 80918

          Re:  Registration Statement on Form S-8 (SEC File No.___)
               Covering Public Offering of 1,000,000 Shares of Common Stock.
               -------------------------------------------------------------

     Gentlemen:

          We have acted as counsel to Wallstreet Racing Stables, Inc., a Colorado corporation (the "Company"), in connection with the registration by the Company of the aggregate of 1,000,000 shares of Common Stock, par value $.001 per share, reserved for issuance under the Company's Non-Qualified Stock Option and Stock Grant Plan (the "Plan"), all as more fully set forth in the Registration Statement on Form S-8 to be filed by the Company on or about May 3, 1999.

          In such capacity, we have examined, among other documents, the Articles of Incorporation, as amended, Bylaws and minutes of meetings of its Board of Directors and shareholders and the Plan.

          Based on the foregoing, and subject to such further examinations as we have deemed relevant and necessary, we are of the opinion that:

          1. The Company is a corporation duly organized and validly existing under the laws of the State of Colorado.

          2. The Shares have been duly authorized under the Articles of Incorporation, as amended, of the Company and the Common Shares to be issued under the Plan, when issued under the Plan, will be duly and validly issued, full paid and nonassessable.



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Wallstreet Racing Stables, Inc.
April 30, 1999
Page 2

          We hereby consent to the use of our name and the references to Overton, Babiarz & Sykes, P.C. beneath the caption "Opinion of Counsel" in the Prospectus forming a part of the Registration Statement to the filing of a copy of this opinion as Exhibit No. 5 thereto.

                                   Sincerely,


                                   /s/ Overton, Babiarz & Sykes, P.C.
                                   OVERTON, BABIARZ & SYKES, P.C.